UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2021

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1001 Research Park Blvd., Suite 100

Charlottesville, VA 22911

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ

Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2021, Adial Pharmaceuticals, Inc. (the “Company”) appointed Cary Claiborne as the Company’s Chief Operating Officer. On November 2, 2021, Mr. Claiborne was appointed to serve as a Class I member of the Company’s Board of Directors (the “Board”) and will continue to serve as both a director and an executive officer of the Company.

In connection with the appointment of Mr. Claiborne as Chief Operating Officer of the Company, the Company and Mr. Claiborne entered into a three-year employment agreement (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Claiborne receives an annual base salary of $304,000, has a target bonus opportunity equal to 25% of his base salary and devotes no less than 80% of his business time to the affairs of the Company. Mr. Claiborne’s annual salary is subject to increase at the discretion of the Board. The Board may, in its discretion, pay a portion of Mr. Claiborne’s annual bonus in the form of cash or equity or equity-based awards (or any combination thereof). Mr. Claiborne is also subject to certain restrictive covenants, including a non-competition (applicable during employment and for 24 months thereafter), customer non-solicitation and employee and independent contractor non-solicitation (each applicable during employment and for 12 months thereafter), as well as confidentiality (applicable during employment and 7 years thereafter) and non-disparagement restrictions (applicable during employment and at all times thereafter).

In the event that Mr. Claiborne’s employment is terminated by the Company other than for Cause, or upon his resignation for Good Reason (as such terms are defined in the Employment Agreement), Mr. Claiborne will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, continuation of base salary for 6 months, plus 12 months of COBRA premium reimbursement.

In the event that Mr. Claiborne’s employment is terminated due to his death or Disability, Mr. Claiborne (or his estate) will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, 12 months of COBRA premium reimbursement and accelerated vesting of (a) all equity awards received in payment of base salary or an annual bonus and (b) with respect to any other equity award, the greater of the portion of the unvested equity award that would have become vested within 12 months after the termination date had no termination occurred and the portion of the unvested equity award that is subject to accelerated vesting (if any) upon such termination under the applicable equity plan or award agreement (with performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 12 months following the termination date or, if longer, such period as provided under the applicable equity plan or award agreement (but in no event beyond the expiration date of the applicable option or stock appreciation right).

All severance payments to Mr. Claiborne will be subject to the execution and non-revocation of a release of claims by Mr. Claiborne or his estate, as applicable.

There are no family relationships between Mr. Claiborne and any of the Company’s directors or executive officers, nor does Mr. Claiborne have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described below, there were no arrangements or understandings by which Mr. Claiborne was appointed as the Company’s Chief Operating Officer.

In connection with his appointment as Chief Operating Officer of the Company, Mr. Claiborne was awarded an option to purchase 130,000 shares of the Company’s common stock at an exercise price of $2.77 per share, vesting pro rata on a monthly basis over a thirty-six month period, and exercisable for a period of ten years from the date of grant.

Mr. Claiborne previously served as CFO and board member of Indivior PLC, a publicly traded specialty pharmaceutical company developing medicines to treat addiction and serious mental illnesses, from November 2014 until February 2018, when he left Indivior and focused his efforts on Prosperity Capital Management, LLC, a Private Investment and Advisory firm, which he founded in 2001, and where he is currently the CEO. Among his accomplishments, Mr. Claiborne led Indivior’s spin off from its then parent company, Reckitt Benckiser to become an independent, publicly listed company. While at Indivior, he established and oversaw corporate reporting, internal audit, tax, treasury, external audit and information technology.

Prior to joining Indivior, from 2011 until 2014 Mr. Claiborne served as the CFO of Sucampo Pharmaceuticals, Inc., a global biopharmaceutical company, which was later sold to Mallinckrodt. Before joining Sucampo, Mr. Claiborne served as CFO and Corporate Secretary of Osiris Therapeutics, Inc. and oversaw corporate finance during the company’s initial public offering. Other previous positions include executive officer or finance roles in a number of companies including, without limitation New Generation Biofuels, Inc. (Nasdaq: NGBF), where he served as CFO and then CEO, Constellation Energy, The Home Depot, MCI, and GE Capital, and GE, where he worked for 15 years. Cary was also a member of the board of directors of MedicAlert Foundation from 2013-2016, where he served as the Chairman of their Audit & Finance Committees.

Mr. Claiborne graduated from Rutgers University with a B.A. in Business Administration and from Villanova University with an M.B.A. and was a National Association of Corporate Directors (NACD) Governance Fellow.

Upon Mr. Claiborne’s appointment as Chief Operating Officer, Mr. Truluck resigned as Chief Operating Officer but remains as the Company’s Chief Financial Officer.

Item 8.01. Other Events.

On December 8, 2021, the Company issued a press release announcing the appointment of Mr. Claiborne as the Company’s Chief Operating Officer. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Adial Pharmaceuticals, Inc. and Cary Claiborne, dated as of December 7, 2021

99.1	Press Release issued by Adial Pharmaceuticals, Inc. on December 8, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2021	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

3